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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                               ____________


                                 FORM 8-K
                              CURRENT REPORT
                  PURSUANT TO SECTION 13 or 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


             Date of report (Date of earliest event reported):


                              August 21, 1997

                               ____________

                          THE WALT DISNEY COMPANY
          (Exact name of registrant as specified in its charter)


                                 DELAWARE
              (State or other jurisdiction of incorporation)


               1-11605                      95-4545390
      (Commission File Number)    (IRS Employer Identification No.)


               500 South Buena Vista Street
                    Burbank, California                   91521
           (Address of principal executive offices)     (Zip Code)


                              (818) 560-1000
                      (Registrant's telephone number)


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


Item 7.   Financial Statements and Exhibits.


                  UNAUDITED PRO FORMA COMBINED CONDENSED
                     CONSOLIDATED STATEMENT OF INCOME


     On February 9, 1996, registrant acquired ABC, Inc. (formerly Capital Cities/ABC, Inc.) for consideration paid to ABC's shareholders consisting of $10.1 billion in cash and 155 million shares of registrant's common stock valued at $8.8 billion based on the stock price as of the date the transaction was announced (the "Acquisition").

     The following unaudited pro forma combined condensed consolidated statement of income for the year ended September 30, 1996 is filed pursuant to Article 11 of Regulation S-X. The statement gives effect to the Acquisition as if it had occurred at the beginning of the year.

     The unaudited pro forma combined condensed consolidated statement of income is not necessarily indicative of the results of operations of the combined company that would have occurred had the Acquisition occurred at the beginning of the year, nor is it necessarily indicative of future operating results.

                      Unaudited Pro Forma Combined Condensed
                         Consolidated Statement of Income


                                      Year Ended September 30, 1996
                       -------------------------------------------------------
                            Historical (a)                   Pro Forma
                       -------------------------  ----------------------------
                         The Walt
                          Disney         ABC,
                          Company        Inc.      Adjustments       Combined
                       ------------  -----------  -------------     ----------
                                   (In millions, except per share data)

Revenues                 $18,739      $2,499       $       -          $21,238

Costs and Expenses       (15,406)     (2,012)           (175)   (b)   (17,593)

Accounting Change           (300)          -               -             (300)
                       -----------   ----------  -------------      -----------

Operating Income           3,033         487            (175)           3,345

Corporate Activities
and Other                   (309)         60               -             (249)

Net Interest Expense        (438)        (12)           (248)   (c)      (698)

Acquisition-related
Costs                       (225)          -             225    (d)         -
                       -----------   ----------  -------------      -----------

Income Before Income
Taxes                      2,061         535            (198)           2,398

Income Taxes                (847)       (229)              9    (e)    (1,067)
                       -----------   ----------  -------------      -----------

Net Income               $ 1,214      $  306       $    (189)         $ 1,331
                       -----------   ----------  -------------      -----------
                       -----------   ----------  -------------      -----------

Earnings Per Share         $1.96                                        $1.93
                       -----------                                  -----------
                       -----------                                  -----------

Average Common and
Common Equivalent
Shares Outstanding (f)       619                                          689
                       -----------                                 -----------
                       -----------                                 -----------


                 See notes to unaudited pro forma combined
                condensed consolidated statement of income.

                       Notes to Unaudited Pro Forma
            Combined Condensed Consolidated Statement of Income


     The unaudited pro forma combined condensed consolidated statement of income for the year ended September 30, 1996 gives effect to the Acquisition as if it had occurred at the beginning of 1996, and should be read in conjunction with The Walt Disney Company's consolidated financial statements and footnotes thereto included in The Walt Disney Company's Annual Report on Form 10-K for the year ended September 30, 1996.

     The pro forma adjustments reflect the following:

     (a) ABC's historical results reflect the period October 1, 1995 to February 9, 1996. The Walt Disney Company's historical results include ABC's operations after February 9, 1996.

     (b) Increase in costs and expenses for amortization of the excess of purchase consideration over tangible net assets acquired for the period October 1, 1995 to February 9, 1996.

     (c) Increase in net interest expense resulting from the use of new borrowings, short-term investments and cash to finance a portion of the purchase consideration. The interest rate on new borrowings is approximately 6%.

     (d)  Removal of nonrecurring acquisition-related costs.

     (e)  Income tax effect of pro forma adjustments.

     (f) Increased average number of common and common equivalent shares outstanding resulting from the shares of The Walt Disney Company's common stock issued in connection with the Acquisition.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        THE WALT DISNEY COMPANY



Date:  August 21, 1997                  By:  /s/ John J. Garand
                                           -----------------------
                                               John J. Garand
                                            Senior Vice President
                                            Planning and Control